Exhibit 1.01

Maxwell Technologies, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2017
This Conflict Minerals Report (“Report”) for the year ended December 31, 2017 has been prepared in accordance with Rule 13p-1 of the Securities Exchange Act of 1934 (“Rule 13p-1”). Certain terms in this Report are defined in Rule 13p-1, and the reader is referred to this Rule and to Release No. 34-67716 issued by the Securities and Exchange Commission on August 22, 2012 for these definitions.
Conflict Minerals, as defined under Rule 13p-1, include tin, tantalum, tungsten or gold, or their derivatives. Maxwell Technologies, Inc. ("Maxwell" or the "Company") manufactures, or contracts to manufacture, the following products containing Conflict Minerals necessary to the functionality or production of the products:

•
Energy Storage: The Company’s ultracapacitor products are energy storage devices that possess a unique combination of high power density, extremely long operational life and the ability to charge and discharge very rapidly. The Company’s ultracapacitor cells, multi-cell packs and modules provide highly reliable energy storage and power delivery solutions for applications in multiple industries, including automotive, grid energy storage, wind, bus, industrial and truck. The Company’s lithium-ion capacitors are energy storage devices with the power characteristics of an ultracapacitor combined with enhanced energy storage capacity approaching that of a battery and are uniquely designed to address a variety of applications in the rail, grid, and industrial markets where energy density and weight are differentiating factors; and

•
High-Voltage Capacitors, The Company’s CONDIS® high-voltage capacitors are designed and manufactured to perform reliably for decades in all climates. These products include grading and coupling capacitors, electric voltage transformers and metering products that are used to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy.

In accordance with Rule 13p-1, Maxwell undertook due diligence to determine the source and chain of custody of Conflict Minerals necessary to the production or functionality of its products. In conducting its due diligence, Maxwell applied the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Due Diligence Guidance”), an internationally recognized due diligence framework. The objective of this due diligence is to determine whether Conflict Minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively defined as the “Covered Countries”), and if so, whether sourcing practices directly or indirectly financed or benefited Armed Groups in the Covered Countries. Under Rule 13p-1, “DRC conflict free” refers to products for which sourcing practices did not directly or indirectly finance or benefit Armed Groups in the Covered Countries. In this Report, Maxwell uses the term “conflict-free” more broadly to refer to suppliers, smelters and refiners that source Conflict Minerals without funding conflict as described above.
Maxwell exercised reasonable due diligence to determine the source and chain of custody of its Conflict Minerals in accordance with the OECD Due Diligence Guidance. These procedures included the following:

•	Oversight of the Company’s compliance with Rule 13p-1, including the design and execution of a due diligence plan, by a steering committee which included executive leadership;

•	Maintained a Conflict Mineral Policy which is published on Maxwell's publicly-available internet site;

•
Determined in-scope suppliers of materials and components that contain or may contain Conflict Minerals and conducted supply chain surveys to assess the usage of Conflict Minerals and to identify the smelter and refiners of Conflict Minerals in the Company’s supply chain;

•	Reviewed and evaluated responses received from in-scope suppliers for reasonableness and conducted several rounds of follow up on incomplete responses;

•
Evaluated smelting and refining facilities identified in the Company’s supply chains for Conflict Minerals against the list of smelters and refiners that have been designated as “conflict-free” under the Conflict-Free Smelter Program sponsored by the Electronics Industry Citizen Coalition and the Global e-Sustainability Initiative ("EICC-GeSI"); and,

•
Assigned a risk score to each supplier of Conflict Minerals based on mineral sourcing practices in order to understand the risk of conflict-sourcing in Maxwell's products and to determine further due diligence measures to be performed.

For the supply chain surveys described above, Maxwell conducted these surveys utilizing the Conflict Mineral Reporting Template developed by EICC-GeSI. All responses received from suppliers were reviewed and evaluated for reasonableness and completeness and all identified smelters and refiners were checked against the EICC-GeSI list of certified “conflict-free” smelters and refiners to determine whether the facility has been independently certified as “conflict-free”. To date, not all suppliers have responded to Maxwell’s survey, and for those suppliers which did respond, some responses were incomplete in that not all of the indirect suppliers underlying Maxwell’s direct suppliers have provided complete location of origin information for Conflict Minerals. Therefore, the source and chain of custody information for Conflict Minerals included in Maxwell’s products is currently incomplete. Further, not all known smelters and refiners have been designated as “conflict-free” under the EICC-GeSI Conflict Free Smelter Program.
Below is a summary of the number of suppliers surveyed for each product line and the responses received to date:

•	For Energy Storage products, inclusive of our recently-acquired Korea subsidiary, 13 suppliers were surveyed and approximately 77% of suppliers have provided a survey response.

•	For High-Voltage Capacitor products, 3 suppliers were surveyed and all three suppliers have provided a survey response.
Identified smelters and refiners and countries of origin for Conflict Minerals included in the Company’s products, to the extent known, are listed in Appendix A to this Report.
Future Risk Mitigation Efforts
We are committed to complying with the provisions of the Rule 13p-1 and expect to continue to execute our conflict minerals program and related due diligence. Maxwell plans, among other things, to continue to:
(i) execute due diligence measures to determine the source and chain of custody of Conflict Minerals contained in its products;
(ii) focus on the analysis of supplier responses and executing due diligence efforts and procedures for suppliers that report to source from one or more of the Covered Countries, specifically at the smelter or refiner level;
(iii) engage with suppliers that provided incomplete responses or that did not provide responses for 2017 to help ensure that they provided requested information;
(iv) build transparency over our supply chain in accordance with OECD Due Diligence Guidance; and
(v) implement a strategy to respond to identified risk, including but not limited to, potential action to be taken against suppliers that do not respond to our requests or do not provide reasonable information to support our due diligence activities.

Appendix A

Metal (*)	Smelter Name	Smelter Country	Smelter Identification	Source of Smelter Identification Number
Gold	AGR Mathey	AUSTRALIA	CID002030	CFSI
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	CFSI
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	CFSI
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	CFSI
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	CFSI
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	CFSI
Gold	Aurubis AG	GERMANY	CID000113	CFSI
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	CFSI
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	CFSI
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	CFSI
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	CFSI
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	CFSI
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	CFSI
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	CFSI
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	CFSI
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	CFSI
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	CFSI
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	CFSI
Gold	Ohio Precious Metals, LLC	UNITED STATES OF AMERICA	CID001322	CFSI
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA	CID002510	CFSI
Gold	Royal Canadian Mint	CANADA	CID001534	CFSI
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	CFSI
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	CFSI
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	CFSI
Gold	Tanaka Kikinzoku Kogyo K.K	JAPAN	CID001875	CFSI
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	CFSI
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	CFSI
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	CFSI
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	CFSI
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	CFSI
Gold	Zhaojin Mining Industry Co., Ltd.	CHINA	CID001622	CFSI
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	CFSI
Tantalum	Douluoshan Sapphire Rare Metal Co Ltd	CHINA	CID000410	CFSI
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	CFSI
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	CFSI
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	CFSI
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	CFSI
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	CFSI
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	CFSI
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	CFSI
Tantalum	KEMET Blue Metals	MEXICO	CID002539	CFSI
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA	CID002568	CFSI
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	CFSI

Appendix A

Tantalum	ULBA	KAZAKHSTAN	CID001969	CFSI
Tantalum	Zhuzhou Cemented Carbide Group	CHINA	CID002232	CFSI
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	CFSI
Tin	Alpha Metals	UNITED STATES OF AMERICA	CID000292	CFSI
Tin	Alpha Metals Taiwan	UNITED STATES OF AMERICA	CID000292	CFSI
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703	CFSI
Tin	Chengfeng Metals Co Pte Ltd	CHINA	CID002158	CFSI
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	CFSI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	CFSI
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278	CFSI
Tin	Cookson (Alpha Metals Taiwan)	UNITED STATES OF AMERICA	CID000292	CFSI
Tin	CV Ayi Jaya	INDONESIA	CID002570	CFSI
Tin	CV Dua Sekawan	INDONESIA	CID002592	CFSI
Tin	CV Gita Pesona	INDONESIA	CID000306	CFSI
Tin	CV Serumpun Sebalai	INDONESIA	CID000313	CFSI
Tin	CV Tiga Sekawan	INDONESIA	CID002593	CFSI
Tin	CV United Smelting	INDONESIA	CID000315	CFSI
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	CFSI
Tin	Dowa	JAPAN	CID000402	CFSI
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572	CFSI
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	CFSI
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448	CFSI
Tin	Fenix Metals	POLAND	CID000468	CFSI
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	CFSI
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859	CFSI
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	CFSI
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	CFSI
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	CFSI
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	CFSI
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	CFSI
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	CFSI
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	CFSI
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244	CFSI
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	CFSI
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	CFSI
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	CFSI
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	CFSI
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	CFSI
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	CFSI
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	CFSI
Tin	Minsur	PERU	CID001182	CFSI
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	CFSI
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	CFSI
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231	CFSI
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573	CFSI

Appendix A

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	CFSI
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	CFSI
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	CFSI
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	CFSI
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	CFSI
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	CFSI
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	CFSI
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	CFSI
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	CFSI
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	CFSI
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	CFSI
Tin	PT Bukit Timah	INDONESIA	CID001428	CFSI
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	CFSI
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438	CFSI
Tin	PT Inti Stania Prima	INDONESIA	CID002530	CFSI
Tin	PT Karimun Mining	INDONESIA	CID001448	CFSI
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	CFSI
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	CFSI
Tin	PT O.M. Indonesia	INDONESIA	CID002757	CFSI
Tin	PT Panca Mega Persada	INDONESIA	CID001457	CFSI
Tin	PT Prima Timah Utama	INDONESIA	CID001458	CFSI
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	CFSI
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	CFSI
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	CFSI
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	CFSI
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	CFSI
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	CFSI
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	CFSI
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	CFSI
Tin	PT Tommy Utama	INDONESIA	CID001493	CFSI
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	CFSI
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	CFSI
Tin	Soft Metais Ltda.	BRAZIL	CID001758	CFSI
Tin	Super Ligas	BRAZIL	CID002756	CFSI
Tin	Thaisarco	THAILAND	CID001898	CFSI
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574	CFSI
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	CFSI
Tin	Chengfeng Metals Co Pte Ltd	CHINA	CID002158	CFSI
Tin	Yunnan Tin Company, Ltd.	CHINA	CID002180	CFSI
Tungsten	Allied Material Corporation	JAPAN	CID000004	CFSI
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	CFSI
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	CFSI